Exhibit 99.4
Results of Operations

This Results of Operations section from the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Griffin-American Healthcare REIT II, Inc.'s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2014 is being provided in connection with the financial statements of Griffin-American Healthcare REIT II, Inc. provided in this Form 8-K.

The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT II, Inc. and its subsidiaries, including Griffin-American Healthcare REIT II Holdings, LP, except where the context otherwise requires.
Comparison of the Three and Six Months Ended June 30, 2014 and 2013
Our operating results for the three and six months ended June 30, 2014 and 2013 are primarily comprised of income derived from our portfolio of properties and acquisition related expenses in connection with the acquisitions of such properties.
In general, we expect all amounts, with the exception of acquisition related expenses, to increase in the future based on a full year of operations as well as increased activity as we acquire additional real estate investments. Our results of operations are not indicative of those expected in future periods.
As of June 30, 2014, we operated through five reportable business segments — medical office buildings, hospitals, skilled nursing facilities, senior housing and senior housing–RIDEA. Prior to December 2013, we operated through four reportable segments; however, with the acquisition of our first senior housing facilities owned and operated utilizing a RIDEA structure in December 2013, we felt it useful to segregate our operations into five reporting segments to assess the performance of our business in the same way that management intends to review our performance and make operating decisions. Prior to June 2013, our senior housing segment was referred to as our assisted living facilities segment.
Except where otherwise noted, the change in our results of operations is primarily due to owning 289 buildings as of June 30, 2014, as compared to 174 buildings as of June 30, 2013. As of June 30, 2014 and 2013, we owned the following types of properties:

	June 30,
	2014			2013
	Number of Buildings	Aggregate Contract Purchase Price	Leased %	Number of Buildings	Aggregate Purchase Price	Leased %
Medical office buildings	144	$1,384,044,000	91.9%	105	$869,370,000	93.4%
Senior housing	60	599,104,000	100%	15	105,936,000	100%
Skilled nursing facilities	45	436,468,000	100%	41	397,468,000	100%
Senior housing–RIDEA	26	310,000,000	(1)	—	—	—
Hospitals	14	199,845,000	100%	13	186,145,000	100%
Total/weighted average(2)	289	$2,929,461,000	95.1%	174	$1,558,919,000	96.0%
_________

(1)	The leased percentage for these 1,079 resident units was 96.3% and 95.9%, respectively, for the three and six months ended June 30, 2014.

(2)	Leased percentage excludes properties operated utilizing a RIDEA structure.
Real Estate Revenue
For the three months ended June 30, 2014 and 2013, real estate revenue was $72,935,000 and $45,394,000, respectively, and was primarily comprised of base rent of $56,329,000 and $35,295,000, respectively, and expense recoveries of $10,268,000 and $7,145,000, respectively.
For the six months ended June 30, 2014 and 2013, real estate revenue was $145,203,000 and $85,612,000, respectively, and was primarily comprised of base rent of $111,715,000 and $66,228,000, respectively, and expense recoveries of $20,836,000 and $13,100,000, respectively.

Real estate revenue by operating segment consisted of the following for the periods then ended:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Medical office buildings	$39,459,000	$25,023,000	$78,726,000	$46,477,000
Senior housing	13,828,000	2,357,000	27,374,000	4,720,000
Skilled nursing facilities	13,298,000	12,177,000	26,503,000	22,927,000
Hospitals	6,350,000	5,837,000	12,600,000	11,488,000
Total	$72,935,000	$45,394,000	$145,203,000	$85,612,000
Resident Fees and Services
For the three and six months ended June 30, 2014, resident fees and services was $20,987,000 and $40,175,000, respectively, and related to revenue earned from our operations of senior housing facilities operated utilizing a RIDEA structure. We did not own or operate any real estate investments utilizing a RIDEA structure prior to December 2013.
Rental Expenses
For the three months ended June 30, 2014 and 2013, rental expenses were $34,992,000 and $10,217,000, respectively. For the six months ended June 30, 2014 and 2013, rental expenses were $66,303,000 and $18,457,000, respectively. Rental expenses consisted of the following for the periods then ended:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Building maintenance	$10,776,000	$2,011,000	$19,723,000	$3,545,000
Administration	10,341,000	380,000	18,966,000	673,000
Real estate taxes	6,185,000	4,299,000	12,292,000	7,825,000
Utilities	3,954,000	1,786,000	7,753,000	3,179,000
Property management fees — affiliates	1,638,000	1,033,000	3,248,000	1,858,000
RIDEA operating management fees	1,333,000	—	2,412,000	—
Insurance	594,000	223,000	1,015,000	425,000
Amortization of leasehold interests	44,000	54,000	88,000	112,000
Other	127,000	431,000	806,000	840,000
Total	$34,992,000	$10,217,000	$66,303,000	$18,457,000
The increase in building maintenance and administration for the three and six months ended June 30, 2014 as compared to the three and six months ended June 30, 2013 was primarily due to the acquisition of senior housing facilities operated utilizing a RIDEA structure in December 2013, the transition of additional skilled nursing and senior housing facilities into a RIDEA structure during 2014 and having additional buildings in the portfolio in 2014 as compared to 2013.
Rental expenses and rental expenses as a percentage of total revenue by operating segment consisted of the following for the periods then ended:

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
Senior housing–RIDEA	$14,185,000	73.2%	$—	—%	$28,370,000	73.5%	$—	—%
Medical office buildings	12,592,000	31.9%	8,385,000	33.5%	25,180,000	32.0%	15,018,000	32.3%
Skilled nursing facilities	6,073,000	42.5%	823,000	6.8%	9,207,000	33.5%	1,619,000	7.1%
Senior housing	1,246,000	8.6%	159,000	6.7%	1,800,000	6.4%	315,000	6.7%
Hospitals	896,000	14.1%	850,000	14.6%	1,746,000	13.9%	1,505,000	13.1%
Total/weighted average	$34,992,000	37.3%	$10,217,000	22.5%	$66,303,000	35.8%	$18,457,000	21.6%
Overall, the percentage of rental expenses as a percentage of revenue in 2014 was higher than in 2013 due to the acquisition of senior housing facilities operated utilizing a RIDEA structure in December 2013, which accounted for 20.8% of total revenues in 2014. In addition, rental expenses as a percentage of revenue on our skilled nursing facilities increased for the three and six months ended June 30, 2014 as compared to the three and six months ended June 30, 2013 primarily due to additional rental expenses incurred in connection with transitioning certain properties into a RIDEA structure in 2014. We anticipate that the percentage of rental expenses to revenue will remain close to the percentage in the current year.
General and Administrative
For the three months ended June 30, 2014 and 2013, general and administrative was $11,704,000 and $4,369,000, respectively. For the six months ended June 30, 2014 and 2013, general and administrative was $19,890,000 and $8,439,000, respectively. General and administrative consisted of the following for the periods then ended:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Asset management fees — affiliates	$5,783,000	$3,011,000	$11,373,000	$5,729,000
Professional and legal fees	3,989,000	231,000	4,914,000	645,000
Transfer agent services	732,000	530,000	1,466,000	941,000
Franchise taxes	344,000	216,000	706,000	356,000
Board of directors fees	325,000	89,000	535,000	165,000
Bad debt expense, net	210,000	13,000	98,000	118,000
Bank charges	141,000	131,000	274,000	218,000
Directors’ and officers’ liability insurance	96,000	68,000	192,000	137,000
Restricted stock compensation	67,000	27,000	293,000	53,000
Postage & delivery	2,000	39,000	4,000	40,000
Other	15,000	14,000	35,000	37,000
Total	$11,704,000	$4,369,000	$19,890,000	$8,439,000
The increase in general and administrative for the three and six months ended June 30, 2014 as compared to the three and six months ended June 30, 2013 was primarily the result of purchasing additional properties in 2014 and 2013 and thus incurring higher asset management fees to our sub-advisor. In addition, our board of directors, along with its advisors, evaluated our strategic alternatives to maximize stockholder value. As such, professional and legal fees and board of directors fees increased for the three and six months ended June 30, 2014 by $3,266,000 and $3,635,000, respectively, as compared to the three and six months ended June 30, 2013. Lastly, we incurred higher fees for transfer agent services for the three and six months ended June 30, 2014 as compared to the three and six months ended June 30, 2013 due to an increase in the number of our investors in connection with the increased equity raise pursuant to our public offerings.
We expect general and administrative to continue to increase in 2014 as our board of directors, along with its advisors, evaluate strategic alternatives and as we purchase additional properties in 2014 and have a full year of operations.
Acquisition Related Expenses
For the three months ended June 30, 2014 and 2013, we incurred acquisition related expenses of $1,101,000 and $3,674,000, respectively. For the three months ended June 30, 2014, acquisition related expenses related primarily to expenses associated with our acquisitions completed during the period, including acquisition fees of $660,000 incurred to our sub-advisor and its affiliates. For the three months ended June 30, 2013, acquisition related expenses related primarily to expenses associated with our acquisitions completed during the period, including acquisition fees of $2,756,000 incurred to our sub-advisor and its affiliates. The decrease in acquisition related expenses for the three months ended June 30, 2014 as compared to the three months ended June 30, 2013 was primarily due to fewer business combinations in 2014 as compared to 2013.
For the six months ended June 30, 2014 and 2013, we incurred acquisition related expenses of $2,743,000 and $7,279,000, respectively. For the six months ended June 30, 2014, acquisition related expenses related primarily to expenses associated with our acquisitions completed during the period, including acquisition fees of $1,821,000 incurred to our sub-advisor and its affiliates. For the six months ended June 30, 2013, acquisition related expenses related primarily to expenses associated with our acquisitions completed during the period, including acquisition fees of $5,173,000 incurred to our sub-advisor and its affiliates. The decrease in acquisition related expenses for the six months ended June 30, 2014 as compared to the six months ended June 30, 2013 was primarily due to fewer business combinations in 2014 as compared to 2013.
Depreciation and Amortization
For the three months ended June 30, 2014 and 2013, depreciation and amortization was $34,326,000 and $16,420,000, respectively, and consisted primarily of depreciation on our operating properties of $21,295,000 and $10,920,000, respectively, and amortization on our identified intangible assets of $12,888,000 and $5,429,000, respectively.

For the six months ended June 30, 2014 and 2013, depreciation and amortization was $67,927,000 and $31,238,000, respectively, and consisted primarily of depreciation on our operating properties of $41,942,000 and $20,821,000, respectively, and amortization on our identified intangible assets of $25,709,000 and $10,301,000, respectively.
Interest Expense
For the three months ended June 30, 2014 and 2013, interest expense including gain in fair value of derivative financial instruments was $5,420,000 and $4,365,000, respectively. For the six months ended June 30, 2014 and 2013, interest expense including gain in fair value of derivative financial instruments was $10,463,000 and $8,353,000, respectively. Interest expense consisted of the following for the periods then ended:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest expense — mortgage loans payable and derivative financial instruments	$3,906,000	$4,265,000	$7,920,000	$7,774,000
Interest expense — line of credit	1,338,000	307,000	2,260,000	801,000
Amortization of debt discount and (premium), net	(575,000)	(545,000)	(1,170,000)	(930,000)
Amortization of deferred financing costs — line of credit	559,000	359,000	1,117,000	621,000
Amortization of deferred financing costs — mortgage loans payable	191,000	207,000	385,000	404,000
Loss (gain) on extinguishment of debt — write-off of deferred financing costs and debt premium	26,000	(105,000)	26,000	(105,000)
Gain in fair value of derivative financial instruments	(25,000)	(123,000)	(75,000)	(212,000)
Total	$5,420,000	$4,365,000	$10,463,000	$8,353,000
The increase in interest expense on our unsecured line of credit with Bank of America, N.A., or Bank of America, or our unsecured line of credit, for the three and six months ended June 30, 2014 as compared to the three and six months ended June 30, 2013 was primarily the result of the increase in the borrowings on our unsecured line of credit to purchase properties after the termination of our follow-on offering in October 2013. We expect interest expense on our unsecured line of credit to continue to increase in 2014 as we purchase additional properties in 2014.
Foreign Currency and Derivative Loss
For the three and six months ended June 30, 2014, we had $7,682,000 and $9,904,000, respectively, in net losses resulting from foreign currency transactions as compared to $330,000 for the three and six months ended June 30, 2013. The net losses on foreign currency transactions for the three and six months ended June 30, 2014 were primarily due to an unrealized loss of $8,185,000 and $10,384,000, respectively, on our foreign currency forward contract. For a further discussion of our foreign currency forward contract, including a discussion regarding the fair value measurements, see Note 9, Derivative Financial Instruments, and Note 14, Fair Value Measurements — Assets and Liabilities Reported at Fair Value, to our accompanying condensed consolidated financial statements.
For the three and six months ended June 30, 2013, the $330,000 loss on foreign currency transactions was primarily due to fluctuations in foreign currency exchange rates between the United Kingdom Pound Sterling, or GBP, and the U.S. Dollar, or USD, on a real estate deposit in the amount of £15,000,000 we made on May 16, 2013 pursuant to a letter of intent to acquire UK Senior Housing Portfolio.
Significant fluctuations in foreign currency exchange rates between GBP and USD have material effects on our results of operations and financial position.
Interest Income
For the three months ended June 30, 2014 and 2013, we had interest income of $1,000 and $34,000, respectively, related to interest earned on funds held in cash accounts. For the six months ended June 30, 2014 and 2013, we had interest income of $4,000 and $37,000, respectively, related to interest earned on funds held in cash accounts.
Income Tax Benefit
For the three and six months ended June 30, 2014, we had an income tax benefit of $805,000 and $1,437,000, respectively, as compared to $0 for the three and six months ended June 30, 2013. The income tax benefit for the three and six months ended June 30, 2014 was primarily due to a $925,000 and $1,670,000, respectively, decrease in our foreign deferred tax liabilities on our real estate investments located in the United Kingdom, offset by $120,000 and $281,000, respectively, of foreign income taxes incurred on the 2014 operations of our real estate investments located in the United Kingdom. For a further discussion of our income taxes, see Note 15, Income Taxes, to our accompanying condensed consolidated financial statements.